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Exhibit 3(b)


                            CERTIFICATE OF AMENDMENT
                                       OF                          [STAMP]
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ENCORE COMPUTER CORPORATION


                         Pursuant to Section 242 of the
                    Corporation Law of the State of Delaware


       ENCORE COMPUTER CORPORATION (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

       First:    That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable. The stockholders of the Corporation duly approved said proposed Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amendment is as follows:

       RESOLVED: That Article FOURTH of the Certificate of Incorporation of the
                 Corporation be and hereby is amended to read in its entirety as follows:

                 FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Ten Million (10,000,000) Shares of Common Stock, $.01 par value per share.

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     SECOND: The capital of the Corporation will not be reduced under or by reason of the Amendment herein certified.

     IN WITNESS WHEREOF, Encore Computer Corporation has caused this Certificate to be signed by Kenneth G. Fisher, its President, and attested by Henry Burkhardt III, its Assistant Secretary, this 12 day of July, 1983.

                                                     ENCORE COMPUTER CORPORATION

                                                     By: /s/ Kenneth G. Fisher
                                                         -----------------------
                                                         President

ATTEST:

/s/ Henry G. Burkhardt III
--------------------------
Assistant Secretary